QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements:

  (1)
  Registration Statement (Form S-3 No. 333-160526) of Isle of Capri Casinos, Inc.,

  (2)
  Registration Statement (Form S-8 Nos. 33-61752, 33-80918, 33-86940, 333-50774, 333-50776, 333-77233, 333-111498, 333-123233, 333-153337, and 333-163543) of Isle of Capri Casinos, Inc.

of our reports dated June 16, 2011, with respect to the consolidated financial statements and schedule of Isle of Capri Casinos, Inc., and the effectiveness of internal control over financial reporting, of Isle of Capri Casinos, Inc. included in this Annual Report (Form 10-K) for the fiscal year ended April 24, 2011.

/s/ Ernst & Young LLP

St. Louis, Missouri
June 16, 2011

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm